Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of At Home Group Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: May 17, 2021

CAS INVESTMENT PARTNERS, LLC

By:	/s/ Clifford Sosin
	Name:	Clifford Sosin
	Title:	Managing Member

SOSIN MASTER, LP

By:	Sosin, LLC
Its:	General Partner

By:	/s/ Clifford Sosin
	Name:	Clifford Sosin
	Title:	Managing Member of CAS Investment Partners, LLC, Investment Adviser of Sosin Master, LP

CSWR PARTNERS, LP

By:	Sosin, LLC
Its:	General Partner

By:	/s/ Clifford Sosin
	Name:	Clifford Sosin
	Title:	Managing Member of CAS Investment Partners, LLC, Investment Adviser of CSWR Partners, LP

SOSIN LLC

By:	/s/ Clifford Sosin
	Name:	Clifford Sosin
	Title:	Managing Member of CAS Investment Partners, LLC, Investment Adviser of Sosin Master, LP and CSWR Partners, LP

CLIFFORD SOSIN

/s/ Clifford Sosin